July 30, 2015

Q3 FY15 Results

Steve Voorhees
Chief Executive Officer

Ward Dickson
Chief Financial Officer

Jim Porter
President, Paper Solutions

Bob Beckler
President, Packaging Solutions

WestRock

Forward-looking Statements

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to the statements on the slides entitled “WestRock Overview”, “WestRock Key Takeaways for the Quarter”, “A Well Positioned Corrugated Packaging Platform”, “Q3 FY15 Land and Development Results”, “Balanced Capital Allocation Strategy”, “Combined Merger-Related Synergy and Performance Improvement Goal of $1.0 billion”, “Key Financial Statistics and Other Information – Outlook” and “Multiple Levers to Increase Shareholder Value” that give guidance or estimates for future periods as well as statements regarding, among other things, that, WestRock aspires to be the premier partner and unrivaled provider of paper and packaging solutions in Consumer and Corrugated markets; attractive growth opportunities in all key markets; we have identified $1 billion of synergy and business performance improvements with approximately two-thirds to be realized over the next two years; we expect in excess of $150 million of run-rate savings as of the end of September 2015; we expect $550 million in cash savings through FY24 by successfully merging U.S. qualified defined benefit pension plans; our expectation of paying an annualized dividend of $1.50 per share; that with respect to Land and Development, we will focus on maximizing cash flow and value for WestRock stockholders and with respect to the Nexton and East Edisto developments we expect development sales to accelerate over the coming quarters; and What We are Doing column and the “Balanced Capital Allocation Strategy” section on the slide entitled “Multiple Levers to Increase Shareholder Value.” Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. WestRock cautions readers that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. With respect to these statements, WestRock has made assumptions regarding, among other things, the results and impacts of the merger of MeadWestvaco and RockTenn; whether and when the spin-off of WestRock's Specialty Chemicals business will occur; economic, competitive and market conditions generally; volumes and price levels of purchases by customers; competitive conditions in WestRock's businesses and possible adverse actions of their customers, competitors and suppliers. Further, WestRock's businesses are subject to a number of general risks that would affect any such forward-looking statements including, among others, decreases in demand for their products; increases in energy, raw materials, shipping and capital equipment costs; reduced supply of raw materials; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; the scope, costs, timing and impact of any restructuring of our operations and corporate and tax structure; the occurrence of a natural disaster, such as a hurricane, winter or tropical storm, earthquake, tornado, flood, fire, or other unanticipated problems such as labor difficulties, equipment failure or unscheduled maintenance and repair, which could result in operational disruptions of varied duration; our desire or ability to continue to repurchase company stock; and adverse changes in general market and industry conditions. Such risks and other factors that may impact management's assumptions are more particularly described in Rock-Tenn 's and MeadWestvaco's past filings with the Securities and Exchange Commission, including under the caption "Business – Forward-Looking Information" and "Risk Factors" in RockTenn's Annual Report on Form 10-K for the fiscal year ended September 30, 2014 and "Management's discussion and analysis of financial condition and results of operations – Forward-looking Statements" and "Risk factors" in MeadWestvaco's Annual Report on Form 10-K for the fiscal year ended December 31, 2014. These risks, as well as other risks associated with RockTenn, MeadWestvaco and WestRock are also more fully discussed under the caption "Cautionary Statement Regarding Forward-Looking Statements" and "Risk Factors" in the Registration Statement on Form S-4 filed by WestRock on March 10, 2015 (which registration statement was amended on April 20, 2015, May 6, 2015, and May 18, 2015, and was declared effective on May 19, 2015). The information contained herein speaks as of the date hereof and WestRock does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Disclaimer and Use of Non-GAAP Financial Measures and Reconciliations; Clarification of MWV Referenced Time Periods

We may from time to time be in possession of certain information regarding WestRock that applicable law would not require us to disclose to the public in the ordinary course of business, but would require us to disclose if we were engaged in the purchase or sale of our securities. This presentation shall not be considered to be part of any solicitation of an offer to buy or sell WestRock securities. This presentation also may not include all of the information regarding WestRock that you may need to make an investment decision regarding WestRock securities. Any such investment decision should be made on the basis of the total mix of information regarding WestRock that is publicly available as of the date of such decision.

We have included financial measures that are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). The non-GAAP financial measures presented are not intended to be a substitute for GAAP financial measures, and any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP and the reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures included in the Appendix to this presentation.

References herein to MWV's Q3 FY15 and Q3 FY14 results reflect MWV's results for the quarter ended June 2015 and June 2014, respectively.

WestRock Overview

WestRock aspires to be the premier partner and unrivaled provider of paper and packaging solutions in consumer and corrugated markets

Leading positions (#1 or #2) in all key markets with attractive growth opportunities


Land
<1%
Specialty
Chem.
6%
~$16 billion (1)
Total Sales
Corrugated
Packaging
50%
Consumer
Packaging
43%


Asia
Pacific
6%
EMEA
9%
Latin
America
6%
Geographic
Mix (1) (2)
North
America
79%

Financial Metrics: $2.6 billion of run rate Adjusted EBITDA and initial leverage of 1.99x (1) (3)

Leverage Target: 2.25x – 2.50x

Credit Ratings: S&P BBB / Moody's Baa3

Annualized Dividend and Current Yield: $1.50 per share and 2.53% yield

Share Repurchase Authorization: 40 million shares

(1) The presentation of combined results in this presentation reflects the addition of RockTenn's and MWV's results and does not reflect WestRock's pro forma results on a GAAP basis.

(2) Geographic mix is based on calendar year 2014.

(3) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix.

WestRock Key Takeaways for the Quarter

Executing well - strong June quarter results compared to prior year

- RockTenn adjusted EPS of $1.15, up 17.3% [1]
- MWV Segment Income up 7.3%
- North America Corrugated – segment EBITDA margin was 19.4%, a 200 bps improvement [2]
  - Box shipments up 3.9% on a per day basis
- Brazil Corrugated – EBITDA margin was 28.7%, a 530 bps improvement [2]
  - Record quarterly production with box shipments up 15.5%
- Consumer Packaging – folding carton volumes up 4.1%, beverage sales grew 3.3% (ex-currency) [2]

Excellent progress realizing envisioned merger benefits

- Identified $1 billion of business performance improvements and synergy benefits
  - $150 million run rate expected by 9/30/15
- Successfully merged U.S. qualified defined benefit pension plans – expect $550 million in cash contribution savings through FY24

Disciplined and balanced capital allocation strategy

- Established a target leverage ratio of 2.25x to 2.50x that provides for both reinvestment and attractive shareholder returns
- Initiated an annualized dividend of $1.50 per share and a 40 million share repurchase program

(1) On a GAAP basis, RockTenn's Earnings Per Share (EPS) was $1.10 and $0.91 for the June quarter of 2015 and 2014, respectively. See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix.
(2) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix.

WestRock Segment Alignment [1]

MWV	WestRock	RockTenn
Industrial	**Corrugated Packaging** Q3 FY15 Segment Sales: $2.0 billion [2]	Corrugated Packaging Recycling
Food & Beverage Home, Health & Beauty	**Consumer Packaging** Q3 FY15 Segment Sales: $1.7 billion [3]	Consumer Packaging Merchandising Displays
	Land and Development Q3 FY15 Segment Sales: $22 million	
	Specialty Chemicals Q3 FY15 Segment Sales: $262 million	




lemon lime

(1) The presentation of combined results in this presentation reflects the addition of RockTenn's and MWV's results for the quarter ended June 30, 2015, and does not reflect WestRock's pro forma results on a GAAP basis. See WestRock's earnings release, dated July 29, 2015, for more information. Segment Sales include intersegment sales.
(2) Combined Segment Sales are RockTenn Corrugated Packaging Segment Sales of $1,891 million plus MWV Industrial Segment Sales of $123 million.
(3) Combined Segment Sales are RockTenn Consumer Packaging Segment Sales of $693 million plus MWV Food & Beverage and Home, Health and Beauty Segment Sales of $1,020 million.

WestRock

A Well Positioned Corrugated Packaging Platform ($2.0 billion in Q3 FY15 Segment Sales) (1)

A leader serving growing markets in North America, Brazil and India

North America

- North America's #2 largest vertically integrated corrugated manufacturer
- Broad range of converting capabilities and high quality corrugated materials
- Customized and turn-key solutions for all packaging needs with approximately 100 North American operations

Brazil

- Brazil's #2 producer of virgin kraft liner and corrugated packaging
- High-quality virgin kraft liner and recycled material medium paperboards
- Operates four box plants across Brazil

India

- Corrugated packaging for Indian fresh produce
- Developing market for high-quality recycled linerboard


WHOLESOME







(1) The presentation of combined results in this presentation reflects the addition of RockTenn's and MWV's results for the quarter ended June 30, 2015, and does not reflect WestRock's pro forma results on a GAAP basis. See WestRock's earnings release, dated July 29, 2015, for more information.

Q3 FY15 Combined Corrugated Packaging Results

Combined Financial Performance (YOY) (1)

($ in millions)	Q3 FY15	Q3 FY14	% Change Inc. F/X	% Change Ex. F/X (2)
RockTenn Corrugated Net Sales	$1,799	$1,774	+1.4%	+2.9%
Segment Income	*$214*	*$180*	*+19.3%*	*+20.7%*
% Margin	*11.9%*	*10.1%*		
MWV Industrial Net Sales	$123	$143	-14.0%	+13.0%
Segment Income	*$18*	*$17*	*+5.9%*	*+54.7%*
% Margin	14.6%	11.9%		
RockTenn Recycling Net Sales	$92	$85	+8.2%	+8.2%
Segment Income	*$3*	*$2*	*+19.0%*	*+19.0%*
% Margin	*2.7%*	*2.5%*		
Net Sales	$2,014	$2,003	+0.6%	+3.8%
Segment Income	$235	$199	+18.1%	+23.6%

Performance Highlights:

RockTenn

- Strong per day box shipment growth of 3.9% outperformed the industry rate of 1.3%
- Operational improvements, investments, lower input costs and solid execution across the mills and box plants drove strong results
- Corrugated Segment EBITDA margin of 19.4%, up 200 bps year-over-year (2)
- Maintenance and economic downtime of ~120K tons

MWV

- Strong Brazil box shipment growth of 15.5% year-over-year significantly outperformed the market
- Solid growth in meat, produce and food oil markets
- Brazil achieved record containerboard production – up ~9% year-over-year
- Brazil EBITDA margins were 28.7%, up 530 bps year-over-year (2)

(1) The presentation of combined results in this presentation reflects the addition of RockTenn's and MWV's results for the quarter ended June 30, 2015 and June 30, 2014, and does not reflect WestRock's pro forma results on a GAAP basis. See WestRock's earnings release, dated July 29, 2015, for more information.
(2) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix.

A Leading Consumer Packaging Platform with Scale ($1.7 billion in Q3 FY15 Segment Sales) (1)

Leading Platform & Capabilities

- **Comprehensive substrate mix (SBS, CNK®, CRB, URB)**
- **Strong converting assets and capabilities**
- **Leading design and innovation capabilities**

Diversified End Markets

- Food
- Beverage
- Premium paperboard markets (Tobacco, Commercial Print)
- Home, Health & Beauty
- Merchandising Displays



Global Customer Mix

- Attractive global customer base
- Comprehensive set of product offerings to deliver on customers' evolving needs
- Strongly positioned to capture growth

ConAgra Foods
中国烟草 CHINA TOBACCO
Altria
Coca-Cola
P&G
Unilever
ABInBev

(1) The presentation of combined results in this presentation reflects the addition of RockTenn's and MWV's results for the quarter ended June 30, 2015, and does not reflect WestRock's pro forma results on a GAAP basis. See WestRock's earnings release, dated July 29, 2015, for more information.

Q3 FY15 Combined Consumer Packaging Results

Combined Financial Performance (YOY) (1)

($ in millions)	Q3 FY15	Q3 FY14	% Change Inc. F/X	% Change Ex. F/X (2)
MWV Food & Beverage Net Sales (3)	$843	$846	-0.4%	+2.3%
Segment Income	*$105*	*$93*	*+12.9%*	*+18.4%*
% Margin	*12.5%*	*11.0%*		
RockTenn Cons. Pkg. Net Sales	$498	$497	<+1%	+1.8%
Segment Income	*$66*	*$60*	*+10.7%*	*+12.0%*
% Margin	*13.3%*	*12.0%*		
RockTenn Merch. Disp. Net Sales	$195	$225	-13.2%	-12.4%
Segment Income	*$12*	*$21*	*-44.4%*	*-44.7%*
% Margin	*6.1%*	*9.5%*		
MWV Home, Health & Beauty Net Sales	$177	$202	-12.4%	-4.3%
Segment Income	*$20*	*$17*	*+17.6%*	*+35.9%*
% Margin	*11.3%*	*8.4%*		
Net Sales	$1,713	$1,770	-3.2%	-0.5%
Segment Income	$203	$191	+6.2%	+10.9%

Performance Highlights:

RockTenn:

- Consumer Packaging Segment EBITDA margins of 17.9%, up 140 bps year-over-year (2)
- Strong growth in Folding Carton volumes; up 4.1% year-over-year
- Merchandising Displays continues to be affected by lower promotional spending by large CPG customers; actively managing cost

MWV:

- Food & Beverage Segment sales were up 3.0% year-over-year, excluding divested European tobacco folding carton business (2)
- Beverage sales down 2.5% year-over-year, but up 3.3% excluding the F/X impact (2)
- SBS paperboard was weaker primarily due to challenged liquid packaging and food markets; stronger CNK partially offset these declines
- Continued productivity gains and cost reduction benefits in Home, Health & Beauty Segment
- Mill and injection molding plant execution was strong

(1) The presentation of combined results in this presentation reflects the addition of RockTenn's and MWV's results for the quarter ended June 30, 2015, and does not reflect WestRock's pro forma results on a GAAP basis. See WestRock's earnings release, dated July 29, 2015, for more information.
(2) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix.
(3) Food & Beverage results include one month of results of the European tobacco folding carton business in FYQ3 2015. Sale of the business was completed in FYQ3 2015.

WestRock

Q3 FY15 Specialty Chemicals Results

Financial Performance (YOY)

($ in millions)	Q3 FY15	Q3 FY14	% Change Inc. F/X	% Change Ex. F/X (1)
Sales	$262	$285	-8.1%	-4.4%
Segment Income	$62	$69	-10.1%	-1.3%
Segment EBITDA (1)	$70	$77	-9.1%	-1.2%
% Margin	*26.7%*	*27.0%*	*-30 bps*	*+90 bps*



Performance Highlights:

Net sales decreased 4.4% year-over-year, ex-currency (1)

- Record asphalt additive and activated carbon sales were more than offset by lower sales of oilfield chemicals and standard pine chemicals
- Sales of oilfield chemicals impacted by reduced drilling activity
- Modestly negative price/mix driven by lower oilfield chemicals sales and by competitive pricing on standard refinery products
- Negative $11 million sales impact due to F/X mainly from Euro depreciation (1)

Segment EBITDA margin of 27.9% ex-currency, +90 bps year-over-year (1)

- Record operating rates resulting in strong productivity gains
- Benefiting from lower energy and raw materials costs
- Negative $6 million EBIT impact due to F/X (1)

Spin-off to shareholders is underway

(1) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix.

WestRock

Q3 FY15 Land and Development Results

Financial Performance (YOY)

($ in millions)	Q3 2015	Q3 2014
Sales	$22	$3
Segment Income	$2	($3)



Volvo
nexton
Summerville
Goose Creek
Daimler
Boeing
SUMMERS CORNER
EAST EDISTO
Walterboro
Charleston
WestRock Industrial Parks
95
26
526
15
21
61
27
17

Performance Highlights:

Segment had increased land sale activity

- $19.4 million of land sales in Q3 2015 vs. no land sales in Q3 2014
- Rural investment land sale of 6,867 acres, or $2,627 per acre
- Development lot sales of 7 acres, or $184,213 per acre

Charleston, South Carolina market dynamics are already strong and strengthening

- Boeing increasing capacity and activities at North Charleston plant
- Sold land parcel to construct the new Volvo plant; fiscal Q4 activity

Nexton and East Edisto developments are well-positioned

- Expect development land sales to accelerate over the coming quarters

Land and Development in monetization phase

- Focus is to maximize cash flow and value for WestRock stockholders over time

WestRock

Balanced Capital Allocation Strategy

Support and improve our business

- FY16 capital expenditures of approximately $850 million
  - ✓ ~$500 million for maintenance, environmental and safety
  - ✓ ~$350 million for return-generating investments
- Acquisitions that improve our business

Return significant cash to shareholders

- Dividends
  - ✓ $1.50 per share annualized rate; annual cash payout of ~$390 million based on current shares outstanding
- Share repurchases
  - ✓ Maintain targeted leverage ratio of 2.25x to 2.50x
  - ✓ Authorized 40 million share buyback (~15% of outstanding shares)

RockTenn Q3 FY15 Segment Income Bridge vs. Prior Year


($ in millions)
$350
$300
$250
$200
$150
$100
$50
$0
$263
($34)
$13
$28
$18
$31
($13)
($11)
$295
Q3 FY14
Price/Mix
Volume
Fiber Deflation
Other Cost Deflation
Productivity
D&A, SG&A and Other
Nonrecurring
Q3 FY15

- Price/mix change of -$34 million primarily due to lower export containerboard pricing of -$46/ton and lower pulp pricing
- Net cost deflation of +$46 million includes virgin/recycled fiber of +$28 million, energy of +$28 million, and other of -$10 million
- Productivity gains of +$31 million
- Depreciation and Amortization increase of -$9 million
- Non-recurring items include -$9 million for Q3 FY14 gain on spare parts inventory

WestRock

MWV Q3 FY15 Segment Income Bridge vs. Prior Year



($ in millions)
$250
$200
$150
$100
$50
$0
$193
$0
$3
$26
($14)
$21
($22)
$207
Q3 FY14
Price/Mix
Volume
Energy, Materials & Freight
Other Inflation
Productivity
FX
Q3 FY15

- Net cost deflation of +$12 million primarily driven by raw materials, energy and fiber
- Productivity gains of +$21 million driven by margin improvement program and strong mill operating rates, including record production rates in Brazil and in the Specialty Chemicals refineries
- Foreign currency translation impact of -$22 million due to significant depreciation of the Euro and Real versus the USD

WestRock

Combined Merger-Related Synergy and Performance Improvement Goal of $1.0 billion

Targeting $1.0 billion, before inflation, over the next three years


Duplicative Corp & Support Functions 10%
Manufacturing Optimization 10%
Ongoing Productivity 30%
$1.0 billion
Capital Investment 20%
Procurement 30%

- Approximately two-thirds of the $1.0 billion target will be achieved within the first two years
- Projected run-rate savings in excess of $150 million as of the end of September 2015
- Duplicate corporate expense reductions realized rapidly
- Ongoing productivity includes continuous improvement efforts across manufacturing operations

WestRock

WestRock's Financial Position (as of July 1, 2015)

Key Metrics	
Cash and cash equivalents	$309 million
Outstanding Debt	>$5.2 billion (1)
Floating/Fixed Debt Mix	38% / 62%
Available Liquidity	>$3.5 billion
Average Interest Rate	4.7%
S&P / Moody's	BBB / Baa3



($ in millions)
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$-
$11
$76
$264
$150
$69
$275
$96
$166
$715
$600
$102
$1,385
$455
$918
$1,000
$400
$600
$350
$350
$1,155
$1,012
$143
FY 2015
FY 2016
FY 2017
FY 2018
FY 2019
FY 2020
FY 2022
FY 2023
Thereafter
Scheduled Maturities
Other
Asset Securitization
Farm Credit
Term Loan
IDB/BNDES
Public Debt

(1) Outstanding Debt is combined RockTenn and MWV Total Debt at 6/30/15 of $4,451 million including unamortized bond discounts of $5 million and merger stock repurchases and estimated transaction costs totaling $775 million. Excludes an estimated additional $337 million increase in debt to bring the carrying value of the debt acquired in connection with the MWV merger to fair value. The presentation of combined results in this presentation reflects the addition of RockTenn's and MWV's results for the quarter ended June 30, 2015 and does not reflect WestRock's pro forma results on a GAAP basis. See WestRock's earnings release, dated July 29, 2015, for more information.

WestRock

Key Financial Statistics and Other Information – Outlook

($ in millions, except shares o/s)	4Q FY15 Guidance
Depreciation	~ $200
Amortization	~ $70
Capital Expenditures	~ $230
Book Interest Expense	~ $66
Interest Income	~ $14
Book Tax Rate	~ 33% - 35%
Share Based Compensation	~ $16
Pension Income	~ $8
Minority Interest	~ $12 - $14
Diluted Shares Outstanding on Day 1	~ 266 million

After-Tax Value of NOL's & Credits ($ in millions)	As of 6/30/2015
Federal and Foreign NOLs (est.)	$35
State NOLs / Credits (est.)	$80
Cellulosic Biofuel/Black Liquor Tax Credits (est.)	$55
AMT and Other Federal Credits (est.)	$206

Cost of Goods Sold Categories	Approx. % of COGS
Board, Recycled Fiber and Wood	~ 30%
Energy and Chemicals	~ 15%
Freight / Warehousing	~ 14%
Direct Labor	~ 12%
Depreciation & Amortization	~ 6%
All Other	~ 23%

Major Annual Consumption Volumes	Units
Recycled Fiber (tons millions)	4.7
Wood (tons millions)	31
Natural Gas (bcf)	67
Diesel (gallons millions)	73
Electricity (kw billions)	4.8
Polypro/Polyethylene (dry lbs. millions)	150
Caustic Soda (tons thousands)	212
Starch (dry lbs. millions)	531

WestRock

Multiple Levers to Increase Shareholder Value

	What We Have Done	What We Are Doing
Customer Focused	• Created a global industry leader in corrugated and consumer packaging	• Building improved customer relationships based on the breadth and depth of our product offering
Synergy and Performance Improvements	• Merger of RockTenn and MWV has created a platform for significant synergy and productivity improvement opportunities	• Executing on the $1 billion synergy and business performance improvement target through FY18; $150 million run-rate by 9/30/15 • Disciplined cost focus and full allocation of all overhead to the businesses
Strategic Mergers and Acquisitions	• Merger of RockTenn and MWV	• Make acquisitions that will improve our business
Balanced Capital Allocation Strategy	• Support and improve the business through capital expenditures and acquisitions - FY16 Capex of $850 million • Return significant cash to shareholders while maintaining targeted 2.25x – 2.50x leverage ratio • Established annual dividend of $1.50 per share; current dividend yield of 2.53% • 40 million share repurchase program to be completed over time (~15% of outstanding shares) • Actively manage business portfolio - spin-off Specialty Chemicals, monetize Land and Development	

Appendix

Non-GAAP Measures

Adjusted EBITDA and Adjusted Total Debt

"Adjusted EBITDA" is generally defined as Net Income Attributable to Shareholders plus: consolidated interest expense net of interest income, income tax expense, depreciation and amortization expense, loss on extinguishment of debt and financing fees, certain non-cash and cash charges incurred, including certain restructuring and other costs, acquisition and integration costs, charges and expenses associated with the write-up of inventory acquired, stock-based compensation expense and other items.

"Adjusted Total Debt" is generally defined as aggregate debt obligations reflected in our balance sheet, less the hedge adjustments resulting from terminated and existing fair value interest rate derivatives or swaps, if any, less the fair value of debt adjustment to bring the carrying value of the debt to be acquired in connection with the MeadWestvaco merger to fair value.

Our management uses Adjusted EBITDA and Adjusted Total Debt to evaluate our performance and to compare to our target Leverage Ratio of 2.25x – 2.50x. The "Leverage Ratio," is defined as Adjusted Total Debt divided by Adjusted EBITDA. As of the June 30, 2015 calculation, adjusted to estimate the impact of the July 1, 2015 merger, our Leverage Ratio was 1.99 times. While the Leverage Ratio under the Credit Agreement, which is calculated generally consistent with management's calculation, determines the credit spread on our debt we are not subject to a Leverage Ratio cap. The Credit Agreement is subject to a Debt to Capitalization and Consolidated Interest Coverage Ratio, as defined in the Credit Agreement.

Segment EBITDA Margins

Our management uses "Segment EBITDA Margins", along with other factors, to evaluate our segment performance against our peers. Management believes that investors also use this measure to evaluate our performance relative to our peers. "Segment EBITDA Margin" is calculated for each segment by dividing that segment's EBITDA by Adjusted Segment Sales.

Set forth is a reconciliation of RockTenn's Segment EBITDA margins to the most directly comparable GAAP measures, Segment Income and Segment Net Sales for the quarters ended June 30, 2015 and June 30, 2014:

Also set forth is a reconciliation of MeadWestvaco's Industrial Segment EBITDA margins to the most directly comparable GAAP measures, Segment Income and Segment Net Sales for the quarters ended June 30, 2015 and June 30, 2014 (in millions, except percentages):

Non-GAAP Measures (cont.)

Adjusted Earnings Per Diluted Share

We also use the non-GAAP measure “adjusted earnings per diluted share”, also referred to as “adjusted earnings per share” or “Adjusted EPS”. Management believes this non-GAAP financial measure provide our board of directors, investors, potential investors, securities analysts and others with useful information to evaluate the performance of the Company because it excludes restructuring and other costs, net, the alternative fuel mixture credit and cellulosic biofuel producer credit and other specific items that management believes are not indicative of the ongoing operating results of the business. The Company and the board of directors use this information to evaluate the Company’s performance relative to other periods.

Constant Currency Measures

Our management uses Segment Sales, Segment Income and Segment EBITDA Margins as well as those factors held on a constant currency basis, i.e. eliminating the impact of the change in currency from the comparison period along with other factors, to evaluate our segment performance against our peers. Management believes that investors also use this measure to evaluate our performance relative to our peers. “Segment EBITDA Margin” is calculated by dividing that segment’s EBITDA by Segment Sales (in millions, except percentages):

RockTenn Adjusted EPS Reconciliation

($ in millions, except per share data)	Q3 FY15	Q3 FY14
Net income attributable to Shareholders	**$ 156.4**	**$ 133.3**
Restructuring and other costs and operating losses		
and transition costs due to plant closures	8.7	8.7
Pension lump sum settlement and retiree medical curtailment, net	(0.3)	-
Acquisition inventory step-up	-	1.6
Adjusted Net Income	**$ 164.8**	**$ 143.6**
Earnings per diluted share	**$ 1.10**	**$ 0.91**
Restructuring and other costs and operating losses		
and transition costs due to plant closures	0.05	0.06
Pension lump sum settlement and retiree medical curtailment, net	-	-
Acquisition inventory step-up	-	0.01
Adjusted Earnings per Diluted Share	**$ 1.15**	**$ 0.98**

WestRock

LTM Q3 FY15 Adjusted EBITDA

($ in millions, except percentages)		RockTenn		MWV		Combined
Net Income Attributable to Shareholders	$	545.2	$	241.0	$	786.2
Interest Expense, net		81.9		151.0		232.9
Income Taxes		291.9		133.0		424.9
Depreciation and Amortization		610.7		346.0		956.7
EBITDA	$	1,529.7	$	871.0	$	2,400.7
Restructuring and Other Costs, net		46.2		104.0		150.2
Stock-Based Compensation		41.7		19.8		61.5
Other Non-Cash Items and Adjustments		19.4		(2.0)		17.4
Adjusted EBITDA	$	1,637.0	$	992.8	$	2,629.8

Net Sales	$	10,116.0
Less: Trade Sales		(280.0)
Net Sales Adjusted for Trade Sales	$	9,836.0
Adjusted EBITDA Margin - Trade Sales		16.6%

WestRock

LTM Q3 FY15 Adjusted Total Debt and Leverage Ratio

($ in millions, except ratios)		RockTenn		MWV		Combined
Current Portion of Debt	$	129.0	$	62.0	$	191.0
Long-Term Debt Due After One Year		2,514.5		1,745.0		4,259.5
Total Debt	$	2,643.5	$	1,807.0	$	4,450.5
Estimated Debt for merger stock repurchases and estimated transaction costs						775.0
Adjusted Total Debt					$	5,225.5
Adjusted EBITDA					$	2,629.8
Leverage Ratio						1.99x

RockTenn Segment EBITDA and EBITDA Margins – Q3 FY15

($ in millions, except percentages)	Corrugated Packaging		Consumer Packaging		Merchandising Display		Recycling		Corporate / Other		Consolidated	
Segment Sales	$	1,798.5	$	497.7	$	195.3	$	92.4	$	(45.0)	$	2,538.9
Less: Trade Sales		(78.5)		-		-		-		-		(78.5)
Adjusted Segment Sales	$	1,720.0	$	497.7	$	195.3	$	92.4	$	(45.0)	$	2,460.4
Segment Income	$	214.5	$	66.0	$	11.9	$	2.5			$	294.9
Depreciation & amortization		119.8		23.1		5.6		2.6		3.9		155.0
Segment EBITDA	$	334.3	$	89.1	$	17.5	$	5.1				
Segment EBITDA Margins		19.4%		17.9%		9.0%		5.5%				

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RockTenn Segment EBITDA and EBITDA Margins – Q3 FY14

($ in millions, except percentages)	Corrugated Packaging		Consumer Packaging		Merchandising Display		Recycling		Corporate / Other		Consolidated	
Segment Sales	$	1,774.2	$	497.0	$	225.1	$	85.4	$	(50.8)	$	2,530.9
Less: Trade Sales		(67.5)		-		-		-		-		(67.5)
Adjusted Segment Sales	$	1,706.7	$	497.0	$	225.1	$	85.4	$	(50.8)	$	2,463.4
Segment Income (1)	$	182.3	$	59.6	$	21.4	$	2.1			$	265.4
Depreciation & amortization		114.0		22.4		4.0		2.7		3.6		146.7
Segment EBITDA	$	296.3	$	82.0	$	25.4	$	4.8				
Segment EBITDA Margins		17.4%		16.5%		11.3%		5.6%				

(1) Corrugated Packaging segment excludes $2.5 million of inventory step-up expense

Brazil Segment EBITDA and EBITDA Margins – Q3 FY15 and Q3 FY14

($ in millions, except percentages)

	Q3 FY15	Q3 FY14
Segment Net Sales	$ 101.8	$ 119.3
Segment Income	21.9	18.7
Depreciation & Amortization	7.3	9.2
EBITDA	$ 29.2	$ 27.9
Segment EBITDA Margins	28.7%	23.4%

Specialty Chemicals EBITDA Reconciliation

($ in millions, except percentages)	Q3 FY15	Q3 FY14
Segment Sales	$ 262	$ 285
Segment Income	$ 62	$ 69
Depreciation & Amortization	8	8
Segment EBITDA	$ 70	$ 77
Segment EBITDA Margins	26.7%	27.0%

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MWV Segment Sales and Income Information – Q3 FY15 and Q3 FY14

Net Sales	Q3 FY15		Q3 FY14	
Food and Beverage [(1)]	$	843	$	846
Home, Health and Beauty		177		202
Industrial		123		143
Specialty Chemicals		262		285
Community Development and Land Management		22		3
Intersegment Eliminations		(5)		(12)
Total Net Sales	**$**	**1,422**	**$**	**1,467**
Segment Income				
Food and Beverage [(1)]	$	105	$	93
Home, Health and Beauty		20		17
Industrial		18		17
Specialty Chemicals		62		69
Community Development and Land Management		2		(3)
Total Segment Income	**$**	**207**	**$**	**193**

(1) Net Sales and Segment Income for Q3 FY15 and Q3 FY14 include the impact of the sold Tobacco Folding Carton operations

WestRock

Food and Beverage – Adjusted for Sold Tobacco Operations Q3 FY15 and Q3 FY14

Food and Beverage (F&B)

	Q3 FY15	Q3 FY14
F&B Net Sales as reported	$ 843	$ 846
Less: F&B Net Sales of sold operations	(11)	(38)
F&B Adjusted Net Sales	$ 832	$ 808
F&B Segment Income as reported	$ 105	$ 93
Less: F&B Segment Income of sold operations	(1)	(1)
F&B Adjusted Segment Income	$ 104	$ 92

WestRock

F/X Reconciliation

	Q3 2015	Q3 2014	F/X Impact	% Change Inc. F/X	% Change Ex. FX
CORRUGATED SEGMENT					
RKT Corrugated Packaging	$1,799	$1,774	($27)	1.4%	2.9%
MWV Industrial	$123	$143	($39)	-14.0%	13.0%
RKT Recycling	$92	$85	$0	8.2%	8.2%
Net Sales	**$2,014**	**$2,003**	**($66)**	**0.6%**	**3.8%**
RKT Corrugated Packaging	$215	$180	($3)	19.3%	20.7%
MWV Industrial	$18	$17	($8)	5.9%	54.7%
RKT Recycling	$3	$2	$0	19.0%	19.0%
Segment Income	**$235**	**$199**	**($11)**	**18.2%**	**23.6%**
CONSUMER SEGMENT					
MWV Food and Beverage	$843	$846	($22)	-0.4%	2.3%
RKT Consumer Packaging	$498	$497	($8)	0.1%	1.8%
RKT Merchandising Displays	$195	$225	($2)	-13.2%	-12.4%
MWV Home, Health & Beauty	$177	$202	($16)	-12.4%	-4.3%
Net Sales	**$1,713**	**$1,770**	**($49)**	**-3.2%**	**-0.5%**
MWV Food and Beverage	$105	$93	($5)	12.9%	18.4%
RKT Consumer Packaging	$66	$60	($1)	10.7%	12.0%
RKT Merchandising Displays	$12	$21	$0	-44.4%	-44.7%
MWV Home, Health & Beauty	$20	$17	($3)	17.6%	35.9%
Segment Income	**$203**	**$191**	**($9)**	**6.2%**	**10.9%**
SPECIALTY CHEMICALS					
Net Sales	$262	$285	($11)	-8.1%	-4.4%
Segment Income	$62	$69	($6)	-10.1%	-1.3%
Segment EBITDA	$70	$77	($6)	-9.1%	-1.1%
LAND & DEVELOPMENT					
Net Sales	$22	$3	$0	n/m	n/m
Segment Income	$2	($3)	$0	n/m	n/m
BEVERAGE NET SALES	$247	$253	($15)	-2.5%	3.3%
BRAZIL					
Net Sales	$102	$119	($38)	-14.7%	17.6%
EBITDA	$29	$28	($11)	4.6%	42.4%

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